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                                                                     Exhibit 5.1

             [Letterhead of Troy & Gould Professional Corporation]


                               January 12, 2001

PCSupport.com, Inc.
3605 Gilmore Way, Suite 300
Burnaby, B.C., Canada   V5G 4X5

Ladies and Gentlemen:

     Re:  Registration Statement on Form S-8

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") of PCSupport.com, Inc. (the "Company"), which has been prepared for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 1,500,000 shares of the Company's common stock (the "Shares") issuable upon the exercise of certain stock options.

     We are familiar with the corporate proceedings heretofore taken or proposed to be taken by the Company in connection with the authorization for issuance of the Shares. In addition, we have examined such records of the Company as in our judgment were necessary or appropriate to enable us to render the opinions expressed herein.

     Based on the foregoing, it is our opinion that the Shares have been duly and validly authorized and, when issued in accordance with the options relating thereto, will be duly and validly issued, fully paid and nonassessable.

     We consent to the use of our name in Item 5 of Part II of the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Act, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ Troy & Gould

                              Troy & Gould Professional Corporation